UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) is being filed solely to amend Exhibit 99.2 of Tower Group International, Ltd.’s (the “Company”) Current Report on Form 8-K furnished to the Securities and Exchange Commission on November 14, 2013 (the “Original Report”) by deleting the fifth sentence of the fourth paragraph under the heading “A.M. Best, Fitch and Demotech Downgrade the Company’s Financial Strength and Issuer Credit Ratings” on page 32 of Exhibit 99.2. The reason for the deletion is that the Company has prepared preliminary internal projections in the course of its assessment of strategic alternatives.

Except for the foregoing, there are no other changes to the Original Report (including Exhibit 99.2 attached thereto). This Amendment No. 1 continues to speak as of the date of the Original Report and the Company has not updated the disclosure in this Amendment No. 1 or Exhibit 99.1 attached hereto to speak to any later date.

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2013, the Company furnished its selected financial information as of June 30, 2013 on Exhibit 99.2 to the Original Report. The amended version of such selected financial information, which reflects the amendment described above, is attached hereto as Exhibit 99.1. The information included in this Amendment No. 1 and in Exhibit 99.1 hereto is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Selected Financial Information as of June 30, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER GROUP INTERNATIONAL, LTD.

Date: November 19, 2013	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Selected Financial Information as of June 30, 2013